Exhibit 99.1

Insulet Reports Third Quarter 2019 Revenue of $192 Million, an Increase of 27% Year-Over-Year

ACTON, Mass.--(BUSINESS WIRE)--November 5, 2019--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months ended September 30, 2019.

Third Quarter Financial Highlights:

  Third quarter revenue of $192.1 million, up 27%, compared to revenue of $151.1 million in the prior year, exceeds guidance of $174 to $181 million
    Global Omnipod revenue of $177.2 million, an increase of 34%
      U.S. Omnipod revenue of $109.5 million, an increase of 34%
      International Omnipod revenue of $67.7 million, an increase of 35%
    Drug Delivery revenue of $14.9 million, a decrease of 21%
  Gross margin of 64.1%, down 340 basis points, in-line with expectations
  Operating income of $17.0 million compared to operating income of $6.9 million in the prior year
  Net income of $0.9 million, or $0.01 per diluted share, compared to a net income of $1.7 million, or $0.03 per share, in the prior year

Recent Strategic Highlights:

  Received clearance from the FDA for an Alternate Controller Enabled (ACE) Infusion Pump, allowing the Omnipod DASH™ Insulin Management System (Omnipod DASH System) to be a part of an interoperable automated insulin delivery system, such as the Omnipod Horizon™ Automated Insulin Delivery System
  Executed a successful private placement of $800 million in principal amount of 0.375% Convertible Senior Notes due in 2026 and repurchased $345 million in principal amount of the existing 1.25% Convertible Senior Notes due in 2021
  Completed the full market commercial launch of the Omnipod DISPLAY™ and Omnipod VIEW™ apps for use with the Omnipod DASH System
  Installing second highly-automated manufacturing line at the Company's new U.S. facility, with production on this line expected to commence in 2020

"Building on our outstanding growth and progress, we again delivered strong financial and operational results," said Shacey Petrovic, President and Chief Executive Officer. "Consistent execution of our strategic imperatives combined with Insulet's strong foundation will fuel our continued growth. We are raising our outlook for the full year 2019 and will continue to drive growth and value creation over the long term. Our team is focused on delivering life-changing innovation to people living with diabetes around the world."

2019 Outlook:

  For the year ending December 31, 2019, the Company is raising its revenue guidance to a range of $722 to $730 million, representing growth of 28% to 29% (previously 24% to 27%). Revenue ranges by product line are:
    U.S. Omnipod of $410 to $414 million, representing growth of 27% to 28% (previously 21% to 23%)
    International Omnipod of $251 to $253 million, representing growth of 46% to 47% (previously 43% to 45%)
    Drug Delivery of $61 to $63 million, representing a decline of 8% to 11% (previously a decline of 3% to 8%)
  For the quarter ending December 31, 2019, the Company expects revenue in the range of $193 to $201 million, representing growth of 17% to 22%. Revenue ranges by product line are:
    U.S. Omnipod of $116 to $120 million, representing growth of 25% to 29%
    International Omnipod of $64 to $66 million, representing growth of 16% to 20%
    Drug Delivery revenue of $13 to $15 million, representing a decline of 10% to 22%

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on November 5, 2019 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 3163969.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statements:

The 2019 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-Q for the quarter ended September 30, 2019. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product platform, the Omnipod System; and the Company’s ability to design, develop, manufacture and commercialize future products; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins; international business risks; Insulet’s inability to effectively operate and grow the Company's business in Europe following the expiration of an agreement with the Company's former European distributor on June 30, 2018; regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the timing and terms of the separation of the United Kingdom from the European Union (Brexit); Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery product line; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration's quality system regulations; the potential violation of the Foreign Corrupt Practices Act or any other international, federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information or other protected personal information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet, including stemming from off-label use of its product; breaches or failures of its product or information technology systems, including by cyberattack; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of substantially all of Insulet's manufacturing operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2019 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands, except per share data)	2019	2018	2019	2018
Revenue	$192,115	$151,076	$528,806	$398,916
Cost of revenue	69,035	49,107	182,612	139,060
Gross profit	123,080	101,969	346,194	259,856
Operating expenses:
Research and development	30,779	22,336	94,997	61,404
Sales and marketing	47,749	35,952	136,766	105,576
General and administrative	27,548	36,816	82,559	81,686
Total operating expenses	106,076	95,104	314,322	248,666
Operating income	17,004	6,865	31,872	11,190
Interest expense and other, net	(9,423)	(5,012)	(17,703)	(16,842)
Loss on extinguishment of long-term debt	(6,451)	-	(6,451)	(10)
Income (loss) before income taxes	1,130	1,853	7,718	(5,662)
Income tax expense	(278)	(194)	(1,086)	(939)
Net income (loss)	$852	$1,659	$6,632	$(6,601)
Net income (loss) per share:
Basic	$0.01	$0.03	$0.11	$(0.11)
Diluted	$0.01	$0.03	$0.11	$(0.11)
Basic weighted-average number of shares outstanding	60,743	59,017	59,986	58,780
Diluted weighted-average number of shares outstanding	62,336	61,146	61,728	58,780

INSULET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)	September 30, 2019	December 31, 2018
ASSETS
Cash, cash equivalents and short-term investments	$605,504	$288,946
Accounts and unbilled receivable	77,537	76,672
Inventories	90,207	71,414
Prepaid expenses and other current assets	20,653	24,254
Total current assets	793,901	461,286
Long-term investments	31,006	140,784
Property, plant and equipment, net	355,865	258,379
Goodwill and other intangible assets, net	52,547	50,029
Other assets	35,071	18,266
Total assets	$1,268,390	$928,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$21,245	$25,500
Accrued expenses and other current liabilities	92,037	90,157
Total current liabilities	113,282	115,657
Convertible debt, net	985,771	591,978
Other liabilities	18,769	9,010
Total liabilities	1,117,822	716,645
Stockholders’ Equity	150,568	212,099
Total liabilities and stockholders’ equity	$1,268,390	$928,744

Contacts

Investor Relations and Media Contacts:
Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717
dgordon@insulet.com

Michael True
Senior Manager, Investor Relations
(978) 600-7226
mtrue@insulet.com